Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED EQUITY FUNDS (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganizations of Hancock Horizon Growth Fund (a portfolio of The Hancock Horizon Funds) into Federated Kaufmann Large Cap Fund (a portfolio of Federated Equity Funds), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ J. Christopher Donahue		November 17, 2016
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/s/ John B. Fisher		November 17, 2016
John B. Fisher	Trustee

/s/ Lori A. Hensler		November 17, 2016
Lori A. Hensler	Treasurer
(Principal Financial Officer)

/s/ John T. Collins		November 17, 2016
John T. Collins	Trustee

/s/ G. Thomas Hough		November 17, 2016
G. Thomas Hough	Trustee

/s/ Maureen Lally-Green		November 17, 2016
Maureen Lally-Green	Trustee

/s/ Peter E. Madden		November 17, 2016
Peter E. Madden	Trustee

/s/ Charles F. Mansfield, Jr.		November 17, 2016
Charles F. Mansfield, Jr.	Trustee

/s/ Thomas M. O’Neill		November 17, 2016
Thomas M. O’Neill	Trustee

/s/ P. Jerome Richey		November 17, 2016
P. Jerome Richey	Trustee

/s/ John S. Walsh		November 17, 2016
John S. Walsh	Trustee